Exhibit 10.1

EXECUTION VERSION

HIGHBRIDGE INTERNATIONAL LLC
HIGHBRIDGE TACTICAL CREDIT & CONVERTIBLES MASTER FUND, L.P.

July 21, 2016
ModusLink Global Solutions, Inc.
1601 Trapelo Road, Suite 170
Waltham, Massachusetts
Attn: Warren G. Lichtenstein, Chairman

Re:	Purchase and Sale of $27,875,000 aggregate principal amount
of 5.25% Convertible Senior Notes (the “Notes”) of
ModusLink Global Solutions, Inc. (the “Company” or “Buyer”)

Ladies and Gentlemen:

Highbridge International LLC and Highbridge Tactical Credit & Convertibles Master Fund, L.P. (together, the “Seller”) is the beneficial owner of $21,975,000 and $5,900,000 of the Notes respectively. Seller wishes to sell the Notes to the Company as Buyer and the Buyer wishes to purchase the Notes, in each case in accordance with the terms contained in this letter agreement (the “Agreement”).

1.   Sale of Notes. Seller hereby agrees to sell, and Buyer hereby agrees to purchase, the Notes. Buyer shall pay to Seller a purchase price (in the aggregate, the “Purchase Price”) of $21,603,125 plus the amount in cash accumulated through the Closing Date (defined below) of any accrued and unpaid interest on the Notes, which shall be deemed to be 2.1292  points or $593,505.21 (the “Unpaid Interest”) provided that the Closing Date is July 27, 2016. Should the Closing Date be another date as mutually agreed by the parties hereto, the amount of Unpaid Interest shall be adjusted accordingly. The Purchase Price shall be payable as follows: (a) 2,656,336 newly issued shares (individually, a “Share” and collectively, the “Shares”) of the Company’s common stock, par value $0.01 per share (“ModusLink Common Stock”); (b) $18,468,648.52 (the “Cash Payment”); and (c) a cash payment representing the Unpaid Interest. To the extent that Seller receives additional shares of ModusLink Common Stock as consideration for the Unpaid Interest, the definition of Shares shall include such additional shares. The transaction will be executed in a private transaction. The Purchase Price, Unpaid Interest, Cash Payment and Shares will be allocated among the two undersigned entities as set forth on Exhibit A. The closing (the “Closing”) of the transactions contemplated by this Agreement shall take place on July 27, 2016 or at such other place as may be mutually agreed by the parties hereto, in any event following the execution and delivery of this Agreement (the “Closing Date”).

2.   Seller Acknowledgements. Seller hereby acknowledges the following:

A.           The Buyer has material, non-public information relating to the Company, including current information relating to the Company’s results of operations, plans, prospects, and liquidity.

B.    Any non-public information may impact the value of the Notes being sold or the Shares being received.

C.    Seller has not requested and does not wish to receive any non-public information from the Buyer.

D.    As a consequence of the foregoing, there may exist a disparity of information between Seller and Buyer with respect to the Notes, Shares and the Company.

E.    Notwithstanding any such disparity of information, Seller has determined to sell the Notes to Buyer in accordance with this Agreement.

3.   Seller Representations and Covenants. Seller hereby represents and warrants to the Buyer, as of the date hereof and as of the Closing Date, as follows:

A.    Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement and each other document, instrument or agreement executed and delivered by Seller in connection with the transactions contemplated hereby has been duly executed and delivered by Seller and constitutes the valid and legally binding obligation of Seller, enforceable against it in accordance with its terms and conditions, except as the enforceability thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors’ rights;

B.    Seller is the legal and beneficial owner of the Notes and has the right to transfer the whole of the legal and beneficial interest in and title to the Notes, which will be transferred to the Buyer on the Closing Date free from any pledge, charge, security interest, hypothecation, restriction, encumbrance, right to acquire, right of pre-emption, option, conversion right, third party right or interest right of set off or counterclaim, equities, trust arrangement or any other type of preferential agreement;

C.    Notwithstanding the provisions of Section 2, Seller has sufficient information on which to base its decision to sell the Notes and invest in the Shares;

D.    Buyer has not made any representations (oral or otherwise) upon which Seller is relying in connection with the sale of the Notes or investment in the Shares;

E.    Seller has conducted its own analysis and its own due diligence with respect to the transaction, and it has conducted such analysis to whatever extent it considers appropriate to form a basis for its decision to sell the Notes or invest in the Shares;

F.           Seller is experienced and sophisticated in financial and business matters and it is, on its own, capable of evaluating the merits and the risks of the sale of the Notes. In making its decision to sell the Notes, Seller has relied solely on its own advisors, and not on the advice of the Buyer or the Buyer’s advisors or legal counsel;

G.    in consideration for the Buyer’s purchase of the Notes, Seller, for and on behalf of itself, its affiliates, attorneys, successors, and assigns, hereby waives, remits, releases and forever discharges the Buyer and each of its subsidiaries, direct or indirect, affiliates, shareholders, board members, officers, directors, trustees, beneficiaries, employees, representatives, personal representatives, trust companies, corporate service companies, executors, servants, attorneys in fact and at law, agents, insurers, sureties, heirs, successors and assigns (“Buyer Releasees”) from any and all manner of action, claims, liens, demands, liabilities, potential or actual causes of action, charges, complaints, suits (judicial, administrative, or otherwise), damages, debts, demands, obligations of any other nature, past or present, known or unknown, whether in law or in equity, whether founded upon contract (expressed or implied), tort (including, but not limited to, defamation), statute or regulation (State, Federal or local), common law and/or other theory or basis, from the beginning of the world to the date hereof, relating to any non-disclosure by Buyer to Seller of any material, non-public information relating to the Company or otherwise in connection with the sale of the Notes contemplated hereby or issuance of the Shares contemplated hereby;

H.    Seller also covenants not to sue or otherwise participate in any action or class action against, any of the Buyer Releasees based upon any of the claims released in paragraph G, above;

I.    Seller represents that it is not currently, and has not been for the previous 90 days, an “affiliate” of the Company as such term is defined under the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Seller does not own, and prior to Closing it will not own, any shares of ModusLink Common Stock, nor does any of Seller’s affiliates own, nor prior to Closing will they own, any shares of ModusLink Common Stock, for purposes of Section 382 of the Internal Revenue Code. Moreover, Seller has no formal or informal understanding with or among other Buyer shareholders to make coordinated acquisitions of ModusLink Common Stock within the meaning of Treasury Regulation Section 1.382-3.  For the avoidance of doubt, this representation excludes any beneficial interests that may be deemed to be held by Seller and its affiliates in Buyer’s Common Stock resulting from Seller and its affiliates holdings in Buyer’s 5.25% Convertible Senior Notes. Other than the Notes, Seller and its affiliates do not beneficially own any 5.25% Convertible Senior Notes. Seller represents that it has held the Notes for more than six months;

J.    With respect to Seller’s investment in the Shares:

(i)           The Seller represents that it is not relying on (and will not at any time rely on) any communication (written or oral) of the Company, as investment advice or as a recommendation to purchase the Shares.

(ii)           The Seller confirms that the Company has not (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Shares or (B) made any representation to the Seller regarding the legality of an investment in the Shares under applicable legal investment or similar laws or regulations. In deciding to purchase the Shares, the Seller is not relying on the advice or recommendations of the Company and the Seller has made its own independent decision that the investment in the Shares is suitable and appropriate for the Seller.

(iii)           The Seller has such knowledge, skill and experience in business, financial and investment matters that the Seller is capable of evaluating the merits and risks of an investment in the Shares. With the assistance of the Seller’s own professional advisors, to the extent that the Seller has deemed appropriate, the Seller has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Shares. The Seller has considered the suitability of the Shares as an investment in light of its own circumstances and financial condition and the Seller is able to bear the risks associated with an investment in the Shares and its authority to invest in the Shares.

(iv)           The Seller is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Seller agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Shares.

(v)           The Seller is acquiring the Shares solely for the Seller’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Shares. The Seller understands that the Shares have not been registered under the Securities Act, or any State securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Seller and of the other representations made by the Seller in this Agreement. The Seller understands that the Company is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions;

K.    Neither Seller, nor anyone acting on its behalf has received any commission or other remuneration directly or indirectly for soliciting the transaction contemplated hereby.

L.     Seller did not acquire the Notes with a view to effecting the transactions contemplated hereby, and

M.   Seller fully understands the effect of the waiver contained herein and elects to proceed with the transaction.

N.    At Closing, pursuant to section 2.08 of the indenture governing the Notes (the “Indenture”), Seller shall transfer the Notes to the Trustee (as defined in the Indenture) for cancellation.

O.    Seller agrees that it will, upon request, execute and deliver any additional documents and perform additional actions deemed by the Buyer to be reasonably necessary to complete the transactions contemplated hereby and to cause the Seller’s representations and warranties contained in this Agreement to be true and correct as of the Closing.

4.   Buyer Representations and Covenants. Buyer hereby represents and warrants to the Seller, as of the date hereof and as of the Closing Date, as follows:

A.    Buyer is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement and each other document, instrument or agreement executed and delivered by Buyer in connection with the transactions contemplated hereby has been duly executed and delivered by Buyer and constitutes the valid and legally binding obligation of Buyer, enforceable against it in accordance with its terms and conditions, except as the enforceability thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors’ rights. This Agreement, the transactions contemplated hereby and each other document, instrument or agreement executed and delivered, in connection with the transactions contemplated hereby will not violate, conflict with or result in a breach of or default under (i) the certificate of incorporation, bylaws or other organizational documents of the Buyer, (ii) any material agreement or instrument to which the Buyer or any of its subsidiaries is a party to or by which the Buyer or any of its assets or assets of any of its subsidiaries’ are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Buyer or any of its subsidiaries;

B.    Buyer has sufficient information on which to base its decision to buy the Notes;

C.    Seller has not made any representations (oral or otherwise) upon which Buyer is relying in connection with the purchase of the Notes;

D.    Buyer has conducted its own analysis and its own due diligence with respect to the transaction, and it has conducted such analysis to whatever extent it considers appropriate to form a basis for its decision to buy the Notes;

E.    Buyer is experienced and sophisticated in financial and business matters and it is, on its own, capable of evaluating the merits and the risks of the purchase of the Notes. In making its decision to buy the Notes, Buyer has relied solely on its own advisors, and not on the advice of the Seller or the Seller’s advisors or legal counsel;

F.    in consideration for the Seller’s sale of the Notes, Buyer, for and on behalf of itself, its affiliates, attorneys, successors, and assigns, hereby waives, remits, releases and forever discharges the Seller and each of its subsidiaries direct or indirect, affiliates, shareholders, board members, officers, directors, trustees, beneficiaries, employees, representatives, personal representatives, trust companies, corporate service companies, executors, servants, attorneys in fact and at law, agents, insurers, sureties, heirs, successors and assigns (“Seller Releasees”) from any and all manner of action, claims, liens, demands, liabilities, potential or actual causes of action, charges, complaints, suits (judicial, administrative, or otherwise), damages, debts, demands, obligations of any other nature, past or present, known or unknown, whether in law or in equity, whether founded upon contract (expressed or implied), tort (including, but not limited to, defamation), statute or regulation (State, Federal or local), common law and/or other theory or basis, from the beginning of the world to the date hereof, relating to any non-disclosure by Seller to Buyer of any material, non-public information relating to the Company or otherwise in connection with the purchase of the Notes;

G.    Buyer also covenants not to sue or otherwise participate in any action or class action against, any of the Seller Releasees based upon any of the claims released in paragraph F, above;

H.    The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and non-assessable. At Closing, the Shares will not be subject to any preemptive or participation rights, rights of first refusal or other similar rights. Assuming the accuracy of the Seller’s representations and warranties hereunder, the Shares (a) will be exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) of the Securities Act, and (b) will, at Closing, be free of any restrictive legend or other restrictions on resale by such Buyer and will be issued in book-entry form, represented by permanent global certificates deposited with, or on behalf of, The Depositary Trust Company represented by the unrestricted CUSIP assigned to ModusLink Common Stock, and (c) and will, at Closing, be listed on the NASDAQ Global Select Market;

I.     Buyer agrees to pay all cash amounts payable hereunder to the accounts listed on Exhibit A hereto and agrees to cause all Shares payable hereunder to be transferred via DWAC to the DTC accounts listed on Exhibit A hereto.

J.     Assuming the accuracy of the Seller’s representation in Section 3 (I), Buyer acknowledges that no waiver for the issuance of the Shares is required under its NOL Protection Plan as described in Article Seventeenth of Buyer’s Restated Certificate of Incorporation.

K.           Neither the Buyer, nor anyone acting on its behalf has received any commission or other remuneration directly or indirectly for soliciting the transaction contemplated hereby; and

L.    Buyer agrees that it will, upon request, execute and deliver any additional documents and perform additional actions deemed by the Seller to be reasonably necessary to complete the transactions contemplated hereby and to cause the Buyer’s representations and warranties contained in this Agreement to be true and correct as of the Closing (including, without limitation, the payment of listing and other fees and causing its counsel to render any necessary legal opinions).

5.   Survival. All representations, warranties and covenants of the parties contained in this Agreement shall survive the Closing of the transaction contemplated hereby.

6.   Miscellaneous.

A.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York, notwithstanding the operation of any conflict or choice of law statues or decisional law to the contrary. The parties hereby consent to the jurisdiction of the Federal and state courts located in the Borough of Manhattan, State of New York in connection with any disputes under this Agreement.

B.           If at any time after the date of the execution of this Agreement, any provision of this Agreement shall be held to be illegal, void or unenforceable by a court of competent jurisdiction, such provision shall be of no force and effect; provided, however, that the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement.

C.           This Agreement constitutes the entire agreement and understanding between the parties, and it supersedes any and all prior representations, understandings and agreements, whether written or verbal. This Agreement cannot be changed orally. Any amendments to this Agreement must be made in writing and signed by the parties.

D.           Each of the signatories to this Agreement agree to execute all such further documents, and to take all such further action, as may be deemed necessary or advisable in order to effectuate the intent and purpose of the foregoing Agreement.

E.           This Agreement may be executed in counterparts and/or by facsimile transmission, each of which when executed shall be deemed to be an original and all of which together shall constitute a single instrument binding upon the parties; provided, however, that originally signed documents shall also be provided. All fully executed copies shall be considered duplicate originals, equally admissible in evidence.

Sincerely,

HIGHBRIDGE INTERNATIONAL LLC

By:	Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jonathan Segal
	Title:	Jonathan Segal Managing Director

HIGHBRIDGE TACTICAL CREDIT & CONVERTIBLES MASTER FUND, L.P.

By:	Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jonathan Segal
	Name:	Jonathan Segal
	Title:	Managing Director

ACCEPTED AND AGREED: MODUSLINK GLOBAL SOLUTIONS, INC.

By:	/s/ Glen Kassan
Title:	Vice Chairman

Exhibit A

Shares

Seller:	Highbridge International LLC	Highbridge Tactical Credit & Convertibles Master Fund, L.P.

Number of Shares:	2,094,098	562,238
DTC Number:
Account Number

Cash Payment

Seller:	Highbridge International LLC	Highbridge Tactical Credit & Convertibles Master Fund, L.P.

Amount payable:	$14,559,589.36	$3,909,059.16
Bank:
ABA:
A/C:	Highbridge Intl LLC	Highbridge Tactical Credit & Convertibles Master Fund, L.P
A/C:

Unpaid Interest

To the DTC and bank accounts described above, as applicable, for each respective Seller in the following allocation:

Seller:	Highbridge International LLC	Highbridge Tactical Credit & Convertibles Master Fund, L.P.

Amount payable:	$467,884.38	$125,620.83